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                                                                   EXHIBIT 10.1

                           ASSET PURCHASE AGREEMENT


     Agreement made as of the 2nd day of August, 1996 by and among Unidigital Inc., a Delaware corporation with its principal office at 20 West 20th Street, New York, New York 10011 ("Unidigital"), its wholly-owned subsidiary, Unidigital/Cardinal Corporation, a Delaware corporation with its principal office at c/o Unidigital Inc., 20 West 20th Street, New York, New York 10011 (the "Buyer"), Cardinal Communications Group, Inc., a New York corporation with its principal office at 545 West 45th Street, New York, New York 10036 ("Cardinal"), and its affiliate, C-Max Graphics, Inc., a New York corporation with its principal office at 545 West 45th Street, New York, New York 10036 ("C-Max") (Cardinal and C-Max being referred to herein collectively as the "Seller"), and Mark and Sheldon Darlow, the sole shareholders of the Seller (the "Shareholders"). The Seller and the Shareholders are sometimes collectively referred to herein as the "Selling Parties".

                             Preliminary Statement

     The Seller is engaged principally in the business of typesetting, digital photography, prepress, printing and indigo at its New York facility (the "Business"). The Buyer desires to purchase, and the Seller desires to sell, certain of the assets and the Business of the Seller, for the consideration set forth below and the assumption of certain of the Seller's liabilities set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Sale and Delivery of the Assets

     1.1  Delivery of the Assets

          (a) Subject to and upon the terms and conditions of this Agreement, except as specifically provided in Section l.l(b) hereof, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, free and clear of all liens, liabilities, security interests, leasehold interests and encumbrances of any nature whatsoever (except as otherwise expressly provided herein), all of the properties, assets and other claims, rights and interests of the Seller or which are used in the Business of whatever kind, character or description, whether real, personal or mixed, tangible or intangible, wherever situated, including without limitation:

               (i) all inventories of raw materials, work in process, goods in transit (i.e., inventories purchased by, but not delivered to, the Seller), finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items (collectively, the "Inventory");

               (ii)    those prepaid expenses set forth in Schedule 1.1(ii);







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               (iii)   all rights under the contracts, agreements, leases
                       (including equipment leases), licenses, purchase orders, customer sales agreements and other instruments set forth on Schedule 2.9(b) and Schedule 2.11(b) attached hereto (collectively, the "Contract Rights");

               (iv) all real estate set forth on Schedule 2.20, together with all buildings, fixtures and improvements located on or attached thereto, including the Seller's right, title and interest in and to all leases, subleases, franchises, licenses and permits (to the extent transferable), easements, and rights-of-way which are appurtenant to said real estate (collectively, the "Real Estate");

               (v) all books; payment records; accounts; customer lists; environmental reports or studies; correspondence; production records; technical, accounting, manufacturing and procedural manuals; engineering data; development and design data; plans, blueprints, specifications and drawings; employment and personnel records; and other useful business records, including electronic media, and any confidential or other information which has been reduced to writing, utilized in the conduct of or relating to the Business or the Assets (as hereinafter defined), subject to the Seller's right to retain copies thereof which the Seller reasonably requires for its ongoing operation, winding-up or dissolution;

               (vi) all rights of the Seller under express or implied warranties from the suppliers of the Assets to the extent transferable (but excluding such rights insofar as the same pertain to liabilities retained by the Seller hereunder);

               (vii)   the motor vehicles and other rolling stock listed on
                       Schedule 1.1(vii);

               (viii) all of the machinery, equipment, tools, dies, tooling, production fixtures, maintenance machinery and equipment, computers, telecommunication systems, fittings and other office equipment, furniture, leasehold improvements and construction in progress on the Closing Date whether or not reflected as capital assets in the accounting records of the Seller which are owned by the Seller and used or useful in the Business including but not limited to all of the foregoing located at the locations set forth on
                       Schedule 1.l(viii) (collectively, the "Fixed Assets");

               (ix) all right, title and interest of Seller in and to all intangible property rights relating to the Business, including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications,








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                       trade names, including but not limited to the name
                       "Cardinal Communications Group, Inc.", or any derivation thereof and those names listed on Schedule
                       2.18 attached hereto, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, certification marks, industrial designs, technical expertise, research data and other similar property and the registrations and applications for registration thereof owned by the Seller or, where not owned, used by the Seller in the Business and all goodwill associated thereto and all licenses and other agreements to which the Seller is a party (as licensor or licensee) or by which the Seller is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas (collectively, the "Intangible Property");

               (x) all transferable approvals, authorizations, certifications, consents, variances, permissions, licenses and permits to or from, or filings, notices or recordings to or with, federal, state, foreign, and local governmental authorities as held or effected by the Seller in connection with the Assets;

               (xi) all of the Seller's goodwill and the exclusive right to use the names of the Seller as all or part of a corporate name; and


               (xii) except as specifically provided in Section 1.1(b) hereof, all other assets, properties, claims, rights and interests of the Seller which relate to the Business and exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.


          (b) Notwithstanding the provisions of Section 1.1(a) above, the assets to be transferred to the Buyer under this Agreement shall not include
(i) any of Seller's rights or consideration under this Agreement, or (ii) all accounts receivable and notes receivable as of the date hereof (including any security held by the Seller for the payment thereof) (collectively, the "Accounts Receivable"), or (iii) any refunds of federal, state, foreign or local income or other tax paid by the Seller, or (iv) any insurance policies currently held by the Seller and related premium agreements for general liability, product liability and workers compensation insurance for periods prior to the Closing Date, or (v) any of Seller's claims or rights existing as of the date hereof against Republic National Bank ("RNB"), Katz Digital Technologies, Inc. and the Shareholders or (vi) those assets listed on
Schedule 1.1(b) attached hereto (collectively, the "Excluded Assets"). If any assets of the type enumerated in clauses (viii) and (ix) of Section 1.1(a) hereof are used both in the Business as well as in any other business of the Seller as of or immediately prior to the date hereof, such assets shall constitute Fixed Assets or Intangible Property (as the case may be) for purposes of this Agreement unless otherwise set forth in Schedule 1.1(b) made a part hereof.








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          (c)  The Inventory, Contract Rights, Real Estate, Fixed Assets,
Intangible Property and other properties, assets and business of the Seller described in Section 1.1(a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets".

     1.2  Further Assurances.

          (a) At the Closing, the Seller shall execute and deliver a Bill of Sale (the "Bill of Sale") substantially in the form attached hereto as Exhibit A, and the assignments described in Sections 7.16(b), (c), (d) and (e) hereof. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Selling Parties (or their successors) promptly shall execute and deliver such assignments of leases and other instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets and the Business, to put the Buyer in actual possession and operating control thereof, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

          (b) The Selling Parties and the Buyer each will use its best efforts to obtain as promptly as possible written consents to the transfer, assignment or sublicense to the Buyer of all agreements, commitments, purchase orders, contracts, licenses, leases, rights and other contract documents being transferred pursuant to Section 1.1(a) hereof where the approval or other consent of any other person is required. If any such approval or consent cannot be obtained, or if the parties hereafter agree in writing that it is not in their respective best interests to obtain any such approval or other consent, the Selling Parties will cooperate with the Buyer in any reasonable arrangement designed to provide the Buyer with substantially the same economic benefits as if such approval or other consent had been obtained and the transfer effected on or before the Closing Date.

     1.3  Assumption of Liabilities.

          (a) At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") substantially in the form attached hereto as Exhibit B, pursuant to which it shall assume and agree to (i) perform, pay and discharge all those accrued expenses and withholdings as reflected in the accounts set forth on Schedule 1.3(a) attached hereto (excluding bonuses and any other monies due and owing the Selling Shareholders unless mutually agreed to by the Buyer and the Selling Parties prior to the Closing) which were incurred in the ordinary course of business of the Business and are outstanding on the Closing Date, not to exceed: (A) in the case of equipment leases, $150,000, and (B) in the case of real estate taxes, $40,000, unless otherwise agreed by the Buyer (the obligations set forth in (i) are collectively, the "Assumed Current Liabilities"); (ii) perform in accordance with their terms those obligations outstanding on the Closing Date under the Contract Rights; (iii) perform in accordance with their terms those liabilities arising after the Closing Date from any agreement, contract, commitment or other contract documents which the Buyer has requested be transferred to it pursuant to Section 1.1(a) but which has not been so transferred due to the failure of Seller to obtain the consent or approval required for such transfer, provided that the Buyer has received substantially the same economic benefit of such contract as if such consent or approval had been obtained; (iv) perform in accordance with their terms those obligations owing to the Business Loan Center under that certain







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mortgage secured by the entire ninth floor in the building located at 545 West
45th Street, New York, New York 10036; and (v) perform in accordance with their terms those obligations owing RNB under that certain Loan Agreement, dated as of May 27, 1986 (Mortgage) and January 19, 1995 (Note) (collectively, the "Loan Agreement"), between the Seller and RNB, if the Seller shall not have made adequate provisions for the payment in full (and termination) by Seller of such facility (the obligations set forth in (i), (ii), (iii), (iv) and (v) are, collectively, the "Assumed Liabilities"). Except as otherwise provided herein, the parties hereto understand and agree that to the extent the outstanding balance owed to RNB under the Loan Agreement is less than $1,400,000, the Buyer, shall pay such amount to Seller's other creditors.

          (b) Except as otherwise provided herein, the Buyer shall not assume any of the liabilities of the Selling Parties and shall purchase the Assets free and clear of all liens, mortgages, security interests, encumbrances and claims and the Selling Parties each represent, warrant and agree that the Buyer shall not be or become liable for any claims, demands, liabilities or obligations not expressly assumed in this Agreement of any kind whatsoever arising out of or relating to the conduct of the Business by Seller or the Assets or Assumed Liabilities prior to the Closing Date. Without limiting the foregoing, the Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Selling Parties shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Selling Parties other than the Assumed Liabilities, including but not limited to:

               (i) except as set forth in Section 5A hereof, severance, termination or other payments or benefits (including but not limited to post-retirement benefits) including but not limited to those owing under Seller's severance policy or any employment agreement to any employees (union or non-union), sales agents or independent contractors employed by the Seller prior to the Closing (collectively, "Seller's Employees"), liabilities arising under any federal, state, local or foreign "plant closing law", liabilities accruing under the Seller's employee benefit plans, vacation pay plans or programs, retirement plans, and liabilities for any Employee Plan (as defined in Section 2.19 except those liabilities to Seller's Employees who become employees of Buyer after the Closing relating solely to and arising solely out of their term of employment with the Buyer);

               (ii) worker's compensation claims arising from events prior to Closing;

               (iii) stock option or other stock-based awards made to Seller's Employees,

               (iv) liabilities for any federal, state, local or foreign income taxes (including interest, penalties and additions to such taxes) or any deferred income taxes of the Selling Parties;

               (v) liabilities for any payroll taxes (including interest, penalties and additions to such taxes), except those liabilities to Seller's







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                       Employees who become employees of the Buyer after the
                       Closing relating solely to and arising solely out of their term of employment with the Buyer;

               (vi) liabilities incurred for violations of occupational safety, wage, health, welfare, employee benefit or environmental laws or regulations prior to the Closing Date;

               (vii) liabilities to the extent related solely to the Excluded Assets;

               (viii) except as provided in Section 12 hereof, or any tax (including but not limited to any federal, state, local or foreign income, franchise, single business, value added, excise, customs, intangible, sales, transfer, recording, documentary or other tax) imposed upon, or incurred by, the Selling Parties, if any, in connection with or related to this Agreement or the transactions contemplated hereby (including interest, penalties and additions to such taxes);

               (ix) liabilities for any trade accounts payable to the extent accrued but not paid prior to the Closing Date (the "Accounts Payable");


               (x) other than the Assumed Liabilities, any liabilities of Seller to third parties arising out of the failure of Seller to obtain any necessary consents to the assignment to Buyer of contracts or leases to which Seller is a party (including damages asserted by third parties for breach of such contracts or leases due to the failure to obtain such consents);


               (xi)    liabilities which are undisclosed or  contingent;


               (xii) liabilities for borrowed money or liabilities, other than the Assumed Liabilities, to creditors of the Selling Parties;

               (xiii) liabilities of Seller for any state franchise taxes or annual license or other fees relating to qualification as a foreign corporation or authorization to do business in such states (including interest, penalties and additions to such taxes and fees);


               (xiv) any other liabilities of any kind or nature whether now in existence or arising hereafter not expressly assumed by Buyer under Section 1.3(a) hereof.

     1.4 Purchase Price. In consideration of the transfer of the Business and Assets of the Seller to the Buyer hereunder, the Buyer will assume the Assumed Liabilities and will pay the Seller an aggregate purchase price (the "Purchase Price"), subject to the provisions of Section 1.5 hereof, equal to the sum of (i) $250,000, such amount to be paid by the issuance of such number of shares of Unidigital common stock (the "Unidigital Stock"), which when





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multiplied by the average daily bid and asked prices of Unidigital's stock for the 10 days immediately prior to Closing, shall have a market value of $250,000 (such aggregate amount of consideration paid in stock in accordance with the provisions of Section 1.4(i) hereof being referred to herein as the "Stock Consideration") plus (ii) $50,000 in cash (such aggregate amount of consideration to be paid in cash in accordance with the provisions of Section 1.4(ii) hereof being referred to herein as "Cash Consideration").


     1.5  The Closing.

          (a) The Closing shall take place at the offices of Buchanan Ingersoll, 500 College Road East, Princeton, New Jersey 08540 on or before August 9, 1996 (the "Closing Date"). The transfer of the Assets by the Seller to the Buyer shall be deemed to occur on the Closing Date.

          (b) At the Closing, the Buyer shall pay the Purchase Price in the following manner:

               (i)     by the assumption of the Assumed Liabilities; and

               (ii)    by tender in payment of the Purchase Price as follows:

                       The Buyer shall pay the Stock Consideration to a third-party escrow agent, reasonably acceptable to the Seller and the Buyer, as "Escrow Agent" pursuant to the Escrow Agreement in the form of Exhibit C hereto (the "Escrow Agreement"), by wire transfer to the account specified in the Escrow Agreement. The disbursement of amounts held by the Escrow Agent shall be done in accordance with the terms of the Escrow Agreement. The Buyer shall pay the Cash Consideration to the Shareholders by a certified bank check.


     1.6 Allocation of Purchase Price. The aggregate amount of the Purchase Price shall, for tax purposes only, be allocated among the Assets and Assumed Liabilities substantially in accordance with the amounts set forth on Schedule
1.6. The Seller and the Buyer agree that they will not take any position which is materially inconsistent with the allocations provided for in this Agreement in preparing income, capital or franchise tax returns.

     2.   Representations of the Selling Parties

          The representations and warranties made by the Selling Parties herein or in any instrument or document furnished in connection herewith shall survive the Closing until (and including) the fifth anniversary of the Closing Date. The representations and warranties in this Section 2 or in any document delivered to the Buyer pursuant to this Agreement are deemed to be material and the Buyer is entering into this Agreement relying on such representations and warranties. The Selling Parties, jointly and severally, represent and warrant to the Buyer as follows (it being understood that all references in this Section 2 to the Seller shall be deemed to include any of Seller's subsidiaries, unless the context otherwise requires):











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     2.1  Organization.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. Schedule 2.1 sets forth the authorized and outstanding capital stock of the Seller as well as the record and beneficial owners thereof. The Seller does not own or control, directly or indirectly, any corporation, partnership, association or business entity. The Seller is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Schedule 2.1 contains a true, correct and complete list of all of the jurisdictions in which the ownership of the property used in the Business or the nature of the Business requires qualification.

     2.2 Authorization. The execution and delivery of this Agreement (and all other agreements provided for herein) by the Seller, and the consummation by the Seller of all transactions contemplated hereby, has been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a party constitutes the valid and legally binding obligations of the Seller, enforceable against it, in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) except for the equipment leases set forth on Schedule 2.11(a) or any other instrument set forth on Schedule 2.2, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which any of them is a party or by which any of them or any of their properties is or may be bound, other than with respect to obligations of Seller which will be discharged at or prior to Closing. Schedule 2.2 attached hereto sets forth a true, correct and complete list of all consents, approvals, permissions, licenses, authorizations and other requirements prescribed by law, rule, regulation or by contract in connection with the consummation by the Seller of the transactions contemplated by this Agreement. Except as indicated on Schedule 2.2, all such items have been or will be, prior to the Closing Date, obtained and satisfied.

     2.3 Ownership of the Assets. Schedule 2.3 attached hereto sets forth a true, correct and complete list of all claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting their respective Assets (collectively, the "Encumbrances"). The Seller is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer (a) good, clear, record and marketable title to the Real Estate and (b) good and marketable title to all Assets other than the Real Estate, which at the Closing will be free and clear of all Encumbrances except as otherwise set forth in Schedule 2.20(ii)






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with respect to Real Estate.  The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good, clear, record and marketable title to the Real Estate and good and marketable title to all Assets other than the Real Estate in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever except for the Permitted Exceptions (as hereinafter defined) as set forth on Schedule 2.20(ii).

     2.3.5 Conveyed Assets. The Assets to be conveyed to the Buyer hereunder constitute all properties, assets, rights and claims which are necessary to the conduct of the Business as currently conducted by the Seller.

     2.4  Financial Statements.

          (a) The Seller has previously delivered to the Buyer its audited balance sheet as of December 31, 1995 (the "December 1995 Balance Sheet") and the related statements of operations, shareholders' equity and changes in financial position of the Seller for the fiscal year then ended (collectively, the "1995 Financial Statements") and will deliver prior to Closing its unaudited balance sheet as of June 30, 1996 (the "June Balance Sheet") and the related unaudited statements of operations, shareholders' equity and changes in financial position of the Seller for the six (6) month period then ended (the "Unaudited Financial Statements"). The 1995 Financial Statements, the Unaudited Financial Statements and the Interim Financial Statements to be delivered pursuant to Section 5.3 hereof (collectively, the "Financial Statements"), have been (or will be) prepared in accordance with generally accepted accounting principles applied consistently with past practice and the Unaudited Financial Statements and the Interim Financial Statements, have been (or will be) certified by the Seller's Chief Executive Officer.

          (b) The 1995 Financial Statements are accurate and complete, and fairly present, as of their respective dates, the financial condition, retained earnings (deficit), assets and liabilities of the Seller and the results of operations of the Seller's business for the periods indicated. The June Balance Sheet fairly presents the assets and liabilities of the Seller for the period indicated. Schedule 2.4(b) sets forth the revenue from operations of the Seller for each of the six months in the period ended June 30, 1996.

     2.5 Litigation. Except as otherwise set forth on Schedule 2.5, the Seller is not a party to, or to the Selling Parties' best knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation (to the best of the Selling Parties' knowledge), grievance, arbitration, proceeding, or controversy or claim before any court, administrative agency or other governmental authority relating to or affecting the Assets or the business, properties, condition (financial or otherwise) or prospects of the Business. The Seller is not in violation of or in default with respect to any judgment, order, award, writ, injunction, decree or rule of any court, governmental department, commission, agency, instrumentality, arbitrator, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority, where such violation or default would have a material adverse effect upon the Assets, the business, properties, condition (financial or otherwise) or prospects of the Business or the consummation of the transactions contemplated hereby. The Seller has not received notice of any product liability claim, warranty claim or other claim whatsoever which, if decided adversely, would have a material adverse effect on







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the Assets or the business, condition (financial or otherwise), properties or prospects of the Business.

     2.6 Insurance. Schedule 2.6 sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Assets or business of the Business and of all life insurance policies maintained for any employees of the Business, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1993. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Seller to the Buyer. The Insurance Policies are in full force and effect and, in the Seller's reasonable judgment, are in amounts and of a nature which are adequate and customary for the business of the Business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. Except as set forth on Schedule 2.6, the Seller has not received any notice or other communication from any issuer of the Insurance Policies canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Selling Parties, no such cancellation, amendment or increase of deductibles, retainers or premiums is threatened.

     2.7 Inventory. Schedule 2.7 sets forth a true, correct and complete list of the Inventory as of June 30, 1996, including a description and valuation thereof. At the Closing Date, Buyer shall purchase the Inventory on an "as is" basis.

     2.8 Fixed Assets. Schedule 2.8 sets forth a true, correct and complete list of all Fixed Assets as of the date hereof, including a description and the cost and accumulated depreciation on an aggregate basis with respect to all Fixed Assets. Except as set forth in Schedule 2.8, as of the Closing Date, the Fixed Assets are in good condition and repair and are sufficiently operational (apart from routine breakdowns in the ordinary course of business) to enable the Buyer to conduct the business in essentially the same manner in which it has heretofore been conducted by the Seller.

     2.9 Leases. Schedule 2.9(a) attached hereto sets forth a true, correct and complete list as of the date hereof of all leases of real estate, identifying separately each ground lease, to which the Seller is a party as lessee or tenant or which the Seller uses in the operations of the Business.
Schedule 2.9(b) attached hereto sets forth a list of all leases of real estate which the Buyer will assume pursuant to this Agreement (the "Leases"). True, correct and complete copies of the Leases, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Seller to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 2.9(b) attached hereto, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder, which default remains uncured. Except as set forth on Schedule 2.9(b) attached hereto, there has not occurred any event which would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in any Lease by either party thereto, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. The Seller is not obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 2.9(b) attached hereto, will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal or extension of any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by any party under any Lease. Seller has fulfilled all material obligations required pursuant to the Leases to have been performed by Seller and has no reason to believe that it will be unable to perform, when due, all of its remaining obligations under said Leases after the date hereof to the Closing. None of the Leases imposes any restrictions that would materially interfere with the continued operation of the business as currently conducted on any of the properties that are the subject of the Leases. There is no pending or, to the best of the Selling Parties' knowledge, threatened eminent domain taking or condemnation that will or may affect any of the properties that are the subject of the Leases.

     2.10 Books and Records. The general ledgers and books of account of the Seller with respect to the Business, all federal, state, local and foreign income, franchise, property and other tax returns filed by the Seller, with respect to the Assets, and all other books and records of the Seller with respect to the Business are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations other than any digression from such practice and procedures which has no material and adverse effect on the Assets or the Business, or the valuations thereof for the purposes of this Agreement, as conducted as of and prior to the Closing Date.

     2.11 Contracts and Commitments.

          (a) Schedule 2.11(a) attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral, which relate to the Business:

               (i) all material loan agreements, indentures, mortgages and guaranties to which the Seller is a party or by which the Seller or its property is bound;

               (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which the Seller is a party or by which the Seller or any of its property is bound;

               (iii) all contracts, agreements, commitments, purchase orders (other than merchandise deliveries to customers in the normal course of business upon standard terms) or other understandings or arrangements to which the Seller is a party or by which any of their respective property is bound which (A) involve payments or receipts by any of them of more than $10,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) may materially adversely affect the condition (financial or otherwise) or the properties, Assets, business or prospects of the Business;

               (iv) all collective bargaining agreements, employment and consulting agreements, non-competition agreements, trust agreements, executive compensation plans, bonus, 401(k), or profit-sharing plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, memoranda of understanding, arrangements or commitments to which the Seller is a party or by which the Seller or any of its property is bound;

               (v) all agency, distributor, sales representative and similar agreements to which the Seller is a party;

               (vi) all material contracts, agreements or other understandings or arrangements, whether written or oral, between the Seller and any shareholder, employee, officer or director of the Seller which may affect the Business as conducted as of and prior to the Closing Date or the Assets;

               (vii) all leases, whether operating, capital or otherwise, under which the Seller is lessor or lessee;

               (viii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous) which are available;

               (ix) all return policies and product warranties relating to products or goods manufactured or distributed by the Business as the same are currently in effect or may have been in effect from time to time since December 31, 1994, as well as any exception to such policies, all cooperative advertising arrangements and all rebate, discount or allowance arrangements;

               (x) all contracts related to operation, maintenance or management of the leased facilities under any Leases (the "Leased Premises") other than immaterial contracts which do not constitute a part of Assumed Liabilities; and

               (xi) any licensing agreements, franchise agreements and other material agreement or contract entered into by the Seller.

          (b) Schedule 2.11(b) attached hereto sets forth a true, correct and complete list of the contracts and agreements, whether written or oral, which are to be assigned from the Seller to the Buyer at the Closing (collectively, the "Contracts"). Except as set forth on Schedule 2.11(c) attached hereto:

               (i) each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Selling Parties have no knowledge that any Contract is not a valid and binding agreement of the other parties thereto:


               (ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by it prior to the date hereof, and the Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof to the Closing;

               (iii) the Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto (an "Inchoate Default"); and

               (iv) to the best knowledge of the Selling Parties, there is no existing breach or default by any other party to any Contract, and no Inchoate Default.

          (c) Except as set forth on Schedule 2.11(b), the continuation, validity and effectiveness of each Contract would not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without a consent.

          (d) True, correct and complete copies of all of the foregoing contracts and agreements (other than all unfilled purchase orders and all unfilled customer orders), including but not limited to the Contracts, and a list of all unfilled purchase orders and all unfilled customer orders, shall be delivered by the Seller to the Buyer within five days of the date hereof other than Contracts which will be terminated as of the Closing.

     2.12 Compliance with Laws. The Seller has all requisite licenses, permits and certificates, including health and safety permits, from federal, state, local and foreign authorities necessary to conduct the Business and own and operate the Assets (collectively, the "Permits"). Schedule 2.12 sets forth a true, correct and complete list of all such Permits, copies of which previously have been (or within five business days hereof will be) delivered by the Seller to the Buyer. The Seller has not engaged in any activity which would cause or, to the knowledge of the Seller, permit revocation or suspension of any such Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened. There are no existing defaults or Inchoate Defaults by the Seller under any Permit. The Selling Parties have no knowledge of any default or claimed or purported or alleged default or Inchoate Defaults on the part of any party in the performance of any obligation to be performed or paid by any party under any Permit. Except as set forth in Schedule 2.12, the consummation of the transactions contemplated by this Agreement will in no way affect the continuation, validity or effectiveness of the Permits or require the consent of any third party under any such Permit. The Seller is not in violation of any law, regulation or ordinance (including but not limited to laws, regulations or ordinances relating to building, zoning, land use or similar matters) relating to its properties, the violation of which could have a material adverse effect on the Assets or the business, properties, condition (financial or otherwise) or prospects of the Seller.
The business of the Seller does not violate, in any material respect, and the Seller is not in violation of, any federal, state, local or foreign laws, regulations or orders, the violation or enforcement of which would have a material and adverse effect on the Assets, business, properties, condition (financial or otherwise) or prospects of the Seller. Except as set forth on
Schedule 2.12, the Seller has not received any notice or communication from any federal, state, foreign, or local governmental or regulatory authority or otherwise of any such violation or noncompliance and has not received any notice prior to such time of any violation that has not been cured.


     2.13 Employee Relations.

          (a) The Seller is in compliance with all material federal, state, local and foreign laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or taxes or workers compensation assessments or penalties.

          (b)  Except as set forth on Schedule 2.13:

               (i) none of Seller's Employees are represented by any labor union;

               (ii) there is no unfair labor practice complaint against the Seller pending before the National Labor Relations Board or any state, foreign, or local agency affecting the Seller;

               (iii) there is no pending labor strike or other material labor trouble affecting the Seller (including but not limited to any organizational campaign);

               (iv) there is no material labor grievance pending against or affecting the Seller;

               (v) there is no pending question concerning representation respecting the Seller's Employees;

               (vi) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Seller is a party, or to the best knowledge of the Seller, any basis for which a claim may be made under any collective bargaining agreement to which the Seller is a party affecting the Seller's Employees; and

               (vii) there is no pending litigation, or other proceeding or basis for an unasserted claim against the Seller by any employee or group of employees or independent contractor or group of independent contractors which is based on claims arising out of any employee's or group of employees' employment relationship with the Seller or any independent contractor's or group of independent contractors' independent consulting relationship with the Seller (insofar as such relationship pertains to the business of the Seller), including but not limited to claims for contract, tort, discrimination, employee benefits, commissions, wrongful termination and any and all common law or statutory claims.

          (c) The Seller has previously provided the Buyer with a true, correct and complete list of the Seller's current payroll.

     2.14 Absence of Certain Changes or Events.  Except as set forth on
Schedule 2.14 attached hereto, since December 31, 1995, the Seller has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Seller has not:

          (a) Mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Assets;

          (b) Sold or purchased, assigned or transferred any of its Intangible Property;

          (c) Made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

          (d) Suffered any casualty losses, whether insured or uninsured, and whether or not in the control of the Seller, in excess of $25,000 in the aggregate, or waived any rights of any value unless such loss or waiver is reflected in the Financial Statements;

          (e) Authorized or issued recall notices for any of its products relating to the Business or initiated any safety investigations relating to the Business; or

          (f) Received notice of any litigation, warranty claim or products liability claims relating to the Business.

     2.15 Customers. The Seller has heretofore provided to the Buyer a true, correct and complete list of the names and addresses of all customers of the Seller. Except as otherwise disclosed in Schedule 2.15, none of the 15 customers which accounted for the largest dollar volume of purchases from the Seller for the twelve month periods ended December 31, 1995 and June 30, 1996, respectively, has notified the Seller that it intends to discontinue its relationship with the Seller, nor to the best of the Selling Parties' knowledge, relying solely upon inquiry of the Seller's executive officers, does there exist any actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Seller with any such customer nor does there exist a present condition or state of facts or circumstances known to the Seller involving such customers which the Seller can now reasonably foresee would materially adversely affect the Business or prevent the Buyer from conducting the Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted by the Seller. The Seller has no consignment sales in effect as of the Closing Date and no customer has any return rights except as set forth on Schedule 2.11(a).

     2.16 Suppliers. Schedule 2.16 sets forth a true, correct and complete list of the names and addresses of the ten suppliers of the Seller which accounted for the largest dollar volume of purchases by the Seller for the twelve month periods ended December 31, 1995 and June 30, 1996, respectively. The Seller is not a party to any requirements contract relating to the purchase of inventory, finished goods or other property used in the conduct of the Business. Except as otherwise disclosed in Schedule 2.16, none of the Seller's suppliers has notified the Seller that it intends to discontinue its relationship with the Seller, nor raise its prices so as to materially adversely affect the Business nor, to the best of the Selling Parties' knowledge, relying solely upon inquiry of the Seller's executive officers, does there exist any actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Seller with any such supplier, nor does there exist a present condition or state of facts or circumstances known to the Selling Parties involving such suppliers which the Selling Parties can now reasonably foresee would materially adversely affect the Business or prevent the Buyer from conducting the Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted by the Seller.

     2.17 Prepayments and Deposits. The Seller has no prepayments or deposits from customers for products to be shipped, or services to be performed, by the Seller after the Closing Date.

     2.18 Trade Names and Other Intangible Property.

          (a) Schedule 2.18 attached hereto sets forth a true, correct and complete list and, where appropriate, a description of, all Intangible Property. True, correct and complete copies of all licenses and other agreements relating to the Intangible Property have been previously delivered by the Seller to the Buyer. The Selling Parties have no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any such license or agreement. During the past five years the only name by which the Seller has been known or which the Seller has used is its corporate name set forth in the preamble of this Agreement.

          (b) Except as otherwise disclosed in Schedule 2.18 attached hereto, the Seller is the sole and exclusive owner, free and clear of all liens, claims and restrictions, of all Intangible Property and all designs, permits, labels and packages used on or in connection therewith. The Intangible Property owned by the Seller is sufficient to conduct the Business, as presently conducted. The Seller has received no notice of, and has no knowledge of any basis for, a claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. Except as otherwise disclosed in Schedule 2.18, the Seller
(i) has no disputes
with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of the Seller, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, trade name, copyright or other property right, with respect to the use thereof or in connection with the conduct of the Business or otherwise. The Seller has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property. Except as set forth in Schedule 2.18 hereto, the consummation of the transactions contemplated by this Agreement (including any required financing) will in no way affect the continuation, validity or effectiveness of the Intangible Property or require the consent of any third party in respect of the Intangible Property.


     2.19 Employee Benefit Plans.

          (a) ERISA. Except as set forth on Schedule 2.19, neither the Seller nor any person, firm, corporation or entity which is (or within the past five years has been) a member with the Seller of a "controlled or affiliated group", within the meaning of Section 414(b), (c), (m), (n) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), has maintained, sponsored or contributed to any "pension plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "welfare plan" within the meaning of Section 3(1) of ERISA, or any other employee benefit plan, program, practice or arrangement, whether or not subject to ERISA (a "non-ERISA plan") (such pension plans, welfare plans and non-ERISA plans of the Seller being herein referred to as the "Employee Plans"). Except as set forth on Schedule 2.19, the Seller has provided the Buyer with a true, correct and complete copy of each pension plan, each welfare plan and each non-ERISA plan listed on such Schedule, together with a copy of the most recent summary plan description and annual report (if applicable) with respect to each such plan. Except as set forth on Schedule 2.19, each pension plan listed on such Schedule is a "qualified plan" within the meaning of Section 401 of the Code. Except as set forth on Schedule 2.19, each pension plan, each welfare plan and each non-ERISA plan listed on such Schedule has been administered in accordance with its terms, and each pension plan and welfare plan has been operated and administered in accordance with all applicable requirements of ERISA and the Code. Without limiting the generality of the foregoing, no trustee, administrator, sponsor, or other party-in-interest or disqualified person, has engaged or participated in any "prohibited transaction", as that term is defined in Section 4975(c)(1) of the Code, with respect to any pension plan or welfare plan listed on Schedule
2.19. Without limiting the generality of the foregoing, in connection with all welfare or non-ERISA plans which are subject to continuation coverage under Section 4980B of the Code, all notices and elections with respect to such coverage have been made in compliance with the requirements of Section 4980B. With respect to each "defined benefit pension plan", as defined in
Section 3(35) of ERISA, identified on Schedule 2.19: (i) the fair market value of the assets thereof as of the date hereof is as set forth on such Schedule; (ii) the present value of all accrued benefits thereunder, determined as if such pension plan terminated on the date hereof, is as set forth on Schedule 2.19; (iii) if any such plan is a "multiemployer plan", as defined in Section 3(37) of ERISA, the present value of the contingent liability of the Seller both in the event of the termination of such plan and in the event that the Seller withdraws therefrom is as set forth on Schedule 2.19; (iv) no such plan has incurred an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, and (v) no such pension plan has terminated, nor has any "reportable event", within the meaning of Section 4043 of ERISA, occurred with respect to such plan. All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) will be made prior to the Closing Date by the Seller in accordance with past practice with respect to pension plans, welfare plans and non-ERISA plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course of business, with regard to applicable plans for policy years or other applicable policy periods ending on or before the Closing Date.

          (b) Claims and Litigation. Except as set forth on Schedule 2.19, to the best of the Selling Parties' knowledge, there are no threatened or pending claims, suits or other proceedings by present or former employees of Seller, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, or any other pension or entity involving any Employee Plan, including claims against the assets of any trust, involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits to participants or beneficiaries, including claims pursuant to domestic relations orders and there is no basis for any legal action, proceeding or investigation with respect to such plans.

     2.20 Real Estate.

          (a) Schedule 2.20 contains a true, correct and complete list of address, legal description and appraised value of all Real Estate. Schedule 2.20(i) sets forth a true, correct and complete list of all liabilities, liens, encumbrances, easements, restrictions, reservations, tenancies, agreements or other obligations affecting the Real Estate (collectively, the "Exceptions"). The Seller has good, clear, record and marketable title to the Real Estate, free and clear of all such Exceptions, other than the permitted exceptions set forth on Schedule 2.20 (ii) (the "Permitted Exceptions").

          (b) Except as set forth on Schedule 2.20, no work has been performed on or materials supplied to the Real Estate within any applicable statutory period which could give rise to mechanics or materialmen's liens; all bills and claims for labor performed and materials furnished to or for the benefit of the Real Estate for all periods prior to the Closing shall be paid in full, and the Selling Parties have no knowledge of any mechanic's or materialmen's liens, whether or not perfected, on or affecting any portion of the Real Estate.

          (c) There is no pending or threatened condemnation or eminent domain proceeding with respect to the Real Estate or the Leased Premises.

          (d) Except as set forth on Schedule 2.20, there are no taxes or betterment or special assessments other than ordinary real estate taxes pending or payable against the Real Estate or the Leased Premises and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Real Estate or the Leased Premises; the Selling Parties have no knowledge of any proposed special assessment that may affect the Real Estate or the Leased Premises or any part thereof; there are no penalties due with respect to real estate taxes and/or impositions, and all real estate taxes and/or impositions (excepting those for the current year that are not yet due and payable) with respect to the Real Estate or the Leased Premises have been paid in full; there are no taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hookups, water-main hookups or services of a like nature.

          (e) The Real Estate to be acquired by the Buyer is legally subdivided and consists of separate tax lots so that it is assessed separate and apart from any other property.

          (f) The Real Estate and the Leased Premises comply with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively, the "Government Regulations") of any and all Government Agencies. To the extent set forth in Schedule 2.12, the Seller has obtained and provided to the Buyer all consents, permits, licenses and approvals required by such Government Regulations, such consents, permits, licenses and approvals are in full force and effect, have been properly and validly issued, and on or prior to the Closing Date will be assigned to the Buyer by the Seller to the extent the same are assignable. Except as set forth in Section 2.12, there is no uncured breach of any condition or requirement imposed by, or pursuant to, any permit or license issued with respect to the Real Estate or the Leased Premises. There is no action pending or, to the best of the Selling Parties' knowledge, threatened by any Government Agencies claiming that the Real Estate or the Leased Premises violates such Government Regulations or threatening to shut down the Business or the use of the Assets or to prevent the Assets from being used as presently used.

          (g) Except as set forth on Schedule 2.20, there are no actions, suits, petitions, notices or proceedings pending, given or, to the best of the Seller's knowledge, threatened by any persons or Government Agencies before any court, Government Agencies or instrumentalities, administrative or otherwise, which if given, commenced or concluded would have a material adverse effect on the value, occupancy, use or operation of the Real Estate or the Leased Premises or an adverse effect on Buyer's title to the Real Estate. Seller shall give Buyer prompt written notice of any such action, suit, petition, notice or proceeding of which Seller obtains knowledge after the date hereof and before the Closing Date.

          (h) Each individual condominium unit, together with the applicable appurtenant common element interest, if any, with respect thereto located on the Real Estate is in good condition and repair, normal wear and tear excepted, provided, however, that the ninth floor of such Real Estate shall be accepted by the Buyer on an "as is" basis.

          (i) Schedule 2.20 sets forth a true, correct and complete list of all title insurance policies, site surveys, title reports, filings and correspondence with Government Agencies relating to the Real Estate, engineering studies and reports, hazardous waste reports, plots, plans, surveys, soil tests and any other tests, test borings, or similar reports, information and studies prepared with respect to the Real Estate which are in the possession of the Seller, copies of which will be delivered by the Seller to the Buyer within five business days of the date hereof.

          (j) There are no agreements of sale (other than this Agreement), options or other rights of third parties to acquire the Real Estate, and, except as set forth on Schedule 2.20, no unrecorded easement, lease, claim, restriction, covenant or encumbrance affecting all or any portion of the Real Estate;

          (k) The Selling Parties (i) have not received notice and (ii) have no knowledge of the existence of any outstanding notice:


               (A) from any federal, state, county, municipal or foreign authority alleging any health, safety, pollution, environmental, zoning or other violation of law with respect to the Real Estate or the Leased Premises or any part thereof that has not been entirely corrected; or

               (B) from any insurance company or bonding company with respect to any defects or inadequacies in the Real Estate or the Leased Premises or any part thereof that would adversely affect the insurability of same or cause the imposition of extraordinary premiums or charges therefor or any termination or threatened termination of any policy of insurance or bond relating thereto.

If the Selling Parties obtain knowledge of any such notice prior to the Closing Date, the respective Selling Parties shall promptly notify Buyer thereof.

          (l) All costs arising from construction of any improvements and the purchase of all equipment located on the Real Estate have been paid.

     2.21 Bank Accounts; Securities; Other Assets. Set forth in Schedule 2.21 is a list of all bank accounts, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities in the names of or owned or controlled by the Seller except for those accounts at _________________ under the name of ________________ to be used for receipt of the proceeds of this transaction.

     2.22 Disclosure. No representation or warranty by the Selling Parties in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. The Selling Parties have disclosed to the Buyer all material facts pertaining to the transactions contemplated by this Agreement.

     2.23 Brokers. Except for any broker's fee which may be owed by the Seller to Steve West, and/or his affiliate, Internet Corporation Limited, which broker's fee, if any, the Seller agrees to pay, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller without the intervention of any other person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

     2.24 Preservation of Assets. The Seller has not sold, assigned or transferred any of the Assets, other than in the ordinary course of business, or declared or paid any dividend or other distribution in respect of shares of capital stock or made any purchase, redemption or other acquisition, directly or indirectly, of any outstanding shares of its capital stock, since January 1, 1996.

     2.25 Environmental Compliance.

          (a) The Seller has obtained all permits, licenses and other authorizations required under Federal, state and local laws, relating to protection of the Environment (as defined below), including laws relating to any Release (as defined below) of or presence of pollutants, contaminants, or hazardous or toxic materials or wastes into or in soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and/or any environmental medium (the "Environment") or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or waste. Schedule 2.25 hereto sets forth a complete and accurate list of all such permits, licenses and other authorizations obtained by the Seller, copies of which have been delivered to the Buyer. The Seller is in full compliance with all terms and conditions of such permits, licenses and other authorizations. To the best of the Selling Parties' knowledge, except as set forth on Schedule 2.25, there are no proposed or pending changes in the federal, state, county or local laws, regulations, standards, or in the Seller's permits, licenses or authorizations relating to pollution or protection of the Environment that would increase the present costs of compliance with such laws or change any methods of operation.

          (b) Except as indicated on Schedule 2.25 neither the Seller has, and, to the best of the Selling Parties' knowledge, after due inquiry, none of the Seller's employees, agents, contractors or subcontractors have, used, generated, processed, stored, transported, recycled, Released or otherwise handled any Hazardous Materials (as defined below) except as permitted by law on or about any real property related to the Seller's business or the Seller's contractual relations with any such agents, contractors or subcontractors, including, but not limited to, real property formerly owned by the Seller (collectively, the "Seller Real Property") and the facilities now or formerly leased or operated by the Seller (collectively, the "Seller Facilities"). Additionally, except as indicated on Schedule 2.25, neither the Seller Facilities nor the Seller Real Property is being used or has ever previously been used for the generation, use, processing, storage, transportation, recycling, Release or handling of any Hazardous Materials, except as such use may have been permitted by law. In addition, except as indicated on Schedule 2.25, neither the Seller Facilities nor the Seller Real Property has ever been affected by any Hazardous Materials Contamination or Environmental Condition. The Seller, in the conduct of its business, is and has been in compliance with all Environmental Laws. Notwithstanding any statement or representation to the contrary in any affidavit or other document, the Seller affirmatively represents that as of the Closing Date, the Seller has made all filings required by RCRA and that there have been no failures by the Seller to timely report under CERCLA Section 103 or RCRA Section 304. The Seller has not received any written notice from any governmental authority or any other person respecting or related to any actual, threatened or potential Release or presence of any Hazardous Materials or any non-compliance with any Environmental Laws as to which any such claimed noncompliance presently exists. Notwithstanding the preceding sentence, the Seller has not received any notice from any governmental authority respecting noncompliance with RCRA. No investigation, administrative proceeding, consent order or agreement, limitation or settlement with respect to Hazardous Materials, Hazardous Materials Contamination or Environmental Condition is, to the best of the Selling Parties' knowledge, proposed, threatened, anticipated or in force with respect to its business, nor has such property ever been on any Federal or state "Superfund" or "Super Lien" list.

     As used in this Section 2.25, "due inquiry" shall mean that Selling Parties have made inquiry of all of Seller's executives, corporate officers and directors and any employee or agent of Seller with responsibility for environmental matters.

     As used herein "Hazardous Materials" include any (i) "Hazardous Waste" as defined by The Resource Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder; and "Hazardous Substance" as defined by The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time ("CERCLA"), and regulations promulgated thereunder; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) any substance, the presence of which on the premises of the Seller's business, is prohibited by applicable law; (v) oil, petroleum or any petroleum products or by-products; (vi) any other substance which, according to applicable law, requires special handling or notification of any Federal, state or local governmental entity in its collection, processing, handling, storage, transport, treatment or disposal or exposure thereto; (vii) any substance, which if not properly disposed of, may pollute, contaminate, harm or have any detrimental effect on the Environment; (viii) underground storage tanks, whether empty, filled or partially filled with any substance; and (ix) any other pollutant, toxic substance, hazardous substance, hazardous waste, hazardous material or hazardous substance as regulated by or defined in or pursuant to any Environmental law or any other Federal, state, or local environmental law, regulation, ordinance, rule, or by-law, whether existing on or prior to the date hereof.

     As used herein, "Hazardous Materials Contamination" shall mean, with respect to any premises, building or facilities or, the Environment, contamination by a Release or the presence of Hazardous Materials.

     As used herein, "Environmental Condition" shall mean any condition with respect to the Environment on or off the Seller Real Property and Seller Facilities, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order, or liability to or against the parties hereto by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of Seller's business.

     As used herein, "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

     As used herein, "Environmental Laws" shall mean any environmental or health and/or safety-related law, regulation, rule, ordinance, or by-law at the Federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted, including but not limited to:
(i) Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USCA 9601 et seq.; (ii) Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901 et seq.; (iii) Federal Water Pollution Control Act of 1972 as amended by the Clean Water Act of 1977, as amended, 33 USCA 1251 et seq.; (iv) Toxic Substances Control Act of 1976, as amended, 15 USCA 2601 et seq.; (v) Emergency Planning and

Community Right-to-Know Act of 1986, 42 USCA 11001 et seq.; (vi) Clean Air Act of 1966, as amended by the Clean Air Act of 1986, as amended by the Clean Air Act Amendments of l990, 42 USCA 7401 et seq.; (vii) National Environmental Policy Act of 1970, as amended, 42 USCA 4321 et seq.; (viii) Rivers and Harbors Act of 1970, as amended, 33 USCA 401 et seq.; (ix) Endangered Species Act of 1973, as amended, 16 USCA 1531, et seq; (x) Occupational Safety and Health Act of 1970, as amended, 29 USCA 651 et seq.; (xi) Safe Drinking Water Act of 1974, as amended, 42 USCA 300 et seq., and any other federal, state, or local law, regulation, rule, ordinance or order currently in existence which governs:

               (i) the existence, cleanup and/or remediation of toxic or hazardous materials;

               (ii) the Release, emission, discharge or presence of Hazardous Materials into or in the Environment;

               (iii)   the control of Hazardous Materials; or

               (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials.

     2.26 Purchase for Investment. The Selling Shareholders each represent severally and not jointly that he is an "accredited investor", within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and is acquiring the Unidigital Stock for his own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof. Each Selling Shareholder has not offered or sold any portion of the Unidigital Stock and has no present plan or intention of dividing such Unidigital Stock with others or reselling or otherwise disposing of any portion of the Unidigital Stock, either currently or after the passage of a fixed or determinable period of time, or upon the occurrence or nonoccurrence of any predetermined event or circumstance. Each Selling Shareholder agrees not to distribute or to transfer any of the Unidigital Stock in the United States except in compliance with all applicable United States federal and state securities laws. The Selling Shareholders further recognize that the Unidigital Stock will not be registered under the 1933 Act or the securities laws of any state, and the transfer of the same will be restricted under such laws, and the Unidigital Stock cannot be sold except pursuant to an effective registration statement under such laws or an available exemption from such registration, and the certificates representing the Unidigital Stock will bear a legend to such effect. Each Selling Shareholder agrees not to distribute or to transfer any of the Unidigital Stock within two years after the Closing Date.

     2.27 Number of Employees. The number of employees employed by the Seller as of the date hereof does not exceed 100.

     2.28 Use of Proceeds Under Loan Agreement. All proceeds disbursed by RNB to the Selling Parties pursuant to the Loan Agreement have been used by the Selling Parties solely in connection with the operations of the Business.

     3.   Representations of the Buyer and Unidigital

          Representations and warranties made by the Buyer and Unidigital herein or in any instrument or document furnished in connection herewith shall survive the Closing until (and including) the fifth anniversary of the Closing Date. The Buyer and Unidigital represent and warrant to the Seller as follows:

     3.1 Organization and Authority. Each of the Buyer and Unidigital is duly organized and validly existing and in good standing under the laws of the state of Delaware and has requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Buyer and Unidigital has full power to execute and deliver this Agreement and the Instrument of Assumption and to consummate the transactions contemplated hereby and thereby.

     3.2 Authorization. The execution and delivery of this Agreement by the Buyer and Unidigital and the agreements provided for herein to which each is a party, and the consummation by the Buyer and Unidigital of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the respective valid and legally binding obligations of the Buyer and Unidigital, enforceable against them in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer and Unidigital of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer or Unidigital; (b) violate the provisions of the organizational documents of the Buyer or Unidigital; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Buyer or Unidigital; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer or Unidigital pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer or Unidigital is or may be bound. Schedule
3.2 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required of the Buyer and Unidigital in connection with the consummation by the Buyer and Unidigital of the transactions contemplated by this Agreement.

     3.3 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation by the Buyer and Unidigital of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

     3.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Buyer and Unidigital without the intervention of any other person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

     4.   Access to Information; Public Announcements

     4.1  Access to Management, Properties and Records.

          (a) From the date of this Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice coordinated with the Chief Executive Officer or the Chief Financial Officer and during normal business hours to all management personnel, offices, properties, books and records of the Seller, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Seller (provided that such access is not unreasonably disruptive to the normal business operations of the Seller), and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Seller shall furnish to the Buyer such financial and operating data and other information as to the Assets and the Business as the Buyer shall reasonably request.

          (b) If the Buyer, at its option and expense, prior to the Closing Date, elects to have a report or reports prepared by an engineer or other professional selected by the Buyer, certifying that the Real Estate (i) complies in all material respects with all applicable building, health and fire codes, and subdivision control laws, rules and regulations, and (ii) contains structural, mechanical, electrical, HVAC and other building systems the design and condition of which are reasonably satisfactory to Buyer, the Seller shall cooperate with such engineer or professional to the extent necessary to prepare such reports, including but not limited to providing such engineer or professional access to the Real Estate and necessary records, and arranging interviews with Seller's Employees.

          (c) The Seller shall authorize the access of the Buyer to all files pertaining to the Seller, the Assets or the Business or its operations held by any federal, state, county or local or foreign authorities, agencies or instrumentalities.

     4.2 Confidentiality. All information not previously disclosed to the public or not generally known to persons engaged in the business of the Seller, Unidigital or the Buyer which shall have been furnished by the Buyer, Unidigital or the Seller to the other party in connection with the transactions contemplated hereby or as provided pursuant to this Section 4 shall not be disclosed by such receiving party to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto.

     4.3 Public Announcements. The parties will cooperate in the issuance of any press releases or otherwise in the making of any public statements with respect to the transactions contemplated hereby. The parties agree that prior to the Closing Date, all public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer shall be subject to the approval of all parties hereto, which approval shall not be unreasonably withheld.

     5.   Pre-Closing Covenants of the Selling Parties

          From and after the date hereof and until the Closing Date:

     5.1 Conduct of Business. The Seller shall carry on the Business diligently and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by the Buyer. All of the property of the Seller shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

     5.2 Absence of Material Changes. Without the prior written consent of the Buyer, the Seller shall not:

          (a) Mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Assets other than pursuant to the Loan Agreement which lien, charge or encumbrance will be released prior to the Closing, and except for statutory liens for amounts not yet due;

          (b) Sell, assign, or transfer any of the Assets (except for inventory sold in the ordinary course of business) or make, accrue or become liable for any payment from the Assets in respect of any liability or obligation of Seller not assigned by the Buyer pursuant to Section 1.3(a);

          (c) Merge or consolidate with or into any corporation or other entity;

          (d) Make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, or, except in accordance with past practice and the ordinary course of business, its employees;

          (e) Waive, forgive, release or compromise any rights of material (individually or in the aggregate) value to the Business, including without limitation any indebtedness owed to the Seller;

          (f) Modify, amend, alter or terminate any of the Contracts except for modifications, amendments, alterations or terminations which, individually or in the aggregate, would not materially and adversely affect the Assets or the Business;

          (g) Take or omit to take any act constituting a breach or default under any contract, indenture or agreement by which any of the Assets are bound;

          (h) Fail to use best efforts to (i) preserve the possession, control and good condition of the Assets and Business, (ii) keep in faithful service its present officers and key employees, (iii) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve the Business existing on the date hereof until after the Closing Date;

          (i) Fail to operate the Business and maintain its books, accounts and records in the customary manner and in accordance with past practice;

          (j) Materially alter the terms, status or funding condition of any Employee Plan except as contemplated by this Agreement;

          (k) Enter into any collective bargaining contract, or any joint venture, partnership or other arrangement for the conduct of the Business;

          (l) Declare or pay any dividend or other distribution in respect of shares of capital stock other than normal distributions for the payment of income taxes occasioned by the Seller's subchapter S tax election;

          (m) Make any purchase, redemption or other acquisition, directly or indirectly, of any outstanding shares of its capital stock;

          (n) Forgive, release or compromise any indebtedness owed to the Seller by any employee or other person except upon full payment or, in the case of any customer, returns and allowances made in the ordinary course of business consistent with past practices;

          (o) Purchase any assets or securities of any person, other than in the ordinary course of business; or

          (p) Commence any proceeding in bankruptcy or any other action seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect or make any other assignment for the benefit of its creditors.

     5.3 Delivery of Interim Financial Statements. As promptly as possible following the last day of each month after the date hereof, and in any event within 21 days after the end of each such month, the Seller shall deliver to the Buyer its balance sheet and related statements of income, shareholders' equity, retained earnings and changes in financial condition as of and for the one-month period then ended and also on a fiscal year-to-date basis, all certified by the Chief Executive Officer and accompanied by a review opinion of the Seller's independent public accountants (collectively, the "Interim Financial Statements").

     5.4  Communication with Customers and Suppliers.

          (a) The Seller will accept customer orders in the ordinary course of business containing terms and margins consistent with past practice.

          (b) The Seller and the Buyer will cooperate in communication with suppliers and customers to accomplish the transfer of the Assets to the Buyer on the Closing Date, including without limitation, compliance with the provisions of the New York Uniform Commercial Code, Article 6 (Bulk Transfers).

     5.5 Compliance with Laws. The Seller will comply with all laws and regulations which are applicable to it, its ownership of the Assets or to the conduct of the Business.

     5.6  Continued Truth of Representations and Warranties of the Seller.
The Selling Parties will not take any actions which would result in any of the representations or warranties set forth in Section 2 hereof being untrue in any material respect.

     5.7 Continuing Obligation to Inform. From time to time prior to the Closing, the Selling Parties will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.
The Seller shall cooperate, and shall cause its employees to cooperate, with the Buyer with respect to making available all information reasonably requested by the Buyer.

     5.8 Exclusive Dealing. The Seller will not, directly or indirectly, through any officer, director, shareholder, agent or otherwise, present for approval any other proposal for the acquisition, directly or indirectly, of all or a substantial part of the Assets. The Seller shall promptly notify the Buyer if any such proposal or offer is made. The obligations of the Seller under this Section 5.8 shall terminate if at any time this Agreement shall be terminable by Seller pursuant to Section 11.2 or Section 11.3(a) hereof.

     5.9 No Taking or Acquisition. No part of the Real Estate shall have been acquired by authority of any Governmental Agency in the exercise of its power of eminent domain or by private purchase in lieu thereof, and there shall be no threat or imminence of any such acquisition or purchase.

     5.10 Government Approval of Sale. As soon as practical after the execution of this Agreement, the Seller and the Buyer (and their respective affiliates to the extent required by applicable law) shall make all filings and submissions to any governmental agency which are required to be made in connection with the transactions contemplated by this Agreement. Each party shall furnish to the other such information and assistance as the other may reasonably request in connection with the preparation of any such filing or submission.

     5.11 Delivery of Survey and Title Policy. Within five days after the date hereof, the Seller shall deliver to the Buyer copies of the most recent surveys and title policies with respect to the Real Estate.

     5A.  Employee Matters

     5A.1 Seller's Employees.

     Seller has furnished to Buyer a list containing the names of all its employees (hereinafter collectively called "Seller's Employees"), including each such employee's status, social security number and current compensation. If any such employee's employment is terminated or status changed prior to the Closing Date, Seller shall promptly notify Buyer of such termination or status change and, in the case of termination, if such employee is replaced, the name, date of hire and compensation of the individual replacing such employee.

          Future Changes. Nothing in this Section 5A shall require Buyer to retain any of Seller's Employees, except for the Shareholders, for any period of time after the Closing Date. Subject to requirements of applicable law, Buyer reserves the right at any time after the Closing Date to terminate such employment and amend, modify or terminate any term or condition of employment, including without limitation, any employee benefit plan, program, policy, practice or arrangement.

     5A.2 Reporting of Data. Buyer and Seller shall compile and furnish to each other such actuarial and employee data as shall be required from time to time for each party to perform and fulfill its obligations under this Section.

     5A.3 Pending Litigation. With respect to any litigation pending, or to the knowledge of the Selling Parties threatened, as set forth in Schedule 2.19 hereto, which claim alleges violation of any nondiscrimination laws, collective bargaining agreements, employment contract and termination thereof or wage and hour laws, Seller shall fully defend such claim. Seller shall be responsible for any monetary damages awarded in connection therewith. It is understood by the parties that if Seller chooses to settle any matter relating to any of the foregoing, including the terms and conditions thereof of any back pay claims, such settlement shall be at the sole discretion of Seller and Seller shall be solely responsible for the payment or performance of any such settlement terms.

     6.   Best Efforts to Obtain Satisfaction of Conditions

          The Selling Parties and the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement and to make any necessary modifications to carry out the intent of this Agreement.

     7.   Conditions to Obligations of the Buyer

          The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

     7.1  Continued Truth of Representations and Warranties of the Selling
Parties: Compliance with Covenants and Obligations. The representations and warranties of the Selling Parties shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer or changes resulting solely from actions taken by the Buyer and there shall have occurred no material adverse change in the business, assets, liabilities, financial condition or operations of the Business. The Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     7.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken.

     7.3 Other Governmental Approvals. All courts of law, governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the operation of the Seller's business by the Buyer, shall have consented to, authorized, permitted or approved such transactions including but not limited to, all clearance certificates required pursuant to any applicable retail sales tax legislation required in connection with the completion of the transactions contemplated herein.

     7.4 Assignment of Contracts and Permits. Seller shall execute and deliver an Assignment of Leases substantially in the form attached hereto as Exhibit D and an Assignment of Contracts and Permits substantially in the form attached hereto as Exhibit E.

     7.5 Consents of Lenders, Lessors and Other Third Parties. The Seller shall have received the consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement.

     7.6 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or use the Assets after the Closing Date.

     7.7 Opinion of Counsel. The Buyer shall have received an opinion of Philip N. Rotgin, Esq., counsel to the Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F (the "Opinion of Seller's Counsel").

     7.8 Board of Directors and Shareholder Approval. The directors and shareholders of the Seller shall have duly authorized the transactions contemplated by this Agreement.

     7.9 The Assets. Except for the Permitted Exceptions, at the Closing the Buyer shall receive good, clear, record and marketable title to the Real Estate and (b) good and marketable title to all Assets other than the Real Estate, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever.

     7.10 Update. The Seller shall have provided the Buyer with a true, correct and complete list and amount, as of the Closing Date, of:

          (a)  the Inventory;

          (b)  the Fixed Assets;

          (c)  the Accounts Receivable;

          (d)  the categories of each of the Assumed Liabilities;

          (e)  the Accounts Payable;

          (f)  the unfilled purchase orders;

          (g)  all unfilled customer orders; and

          (h)  all other categories of assets reflected on Exhibit G;

none of which information shall be materially and adversely different from the information supplied by the Seller as of the date hereof on Schedules 2.7 and 2.8.

     7.11 Environmental Reports; Compliance with Laws. The Buyer shall not have received unsatisfactory environmental reports from its environmental consultants and at any time prior to the Closing shall not have discovered that any Real Estate or Leased Premises fails to comply in any material respect with all applicable federal, foreign, state or local environmental, zoning, land use, and wetlands laws, rules and regulations.

     7.12 Fire, Casualty or Eminent Domain. If the Real Estate and/or any of the other Assets are, prior to the Closing Date, either damaged by fire or other casualty insured against or taken, in whole or in part, by eminent domain proceedings, then the Buyer shall have the right to accept said Real Estate and/or other Assets in their damaged or diminished condition together with an assignment to Buyer of all insurance and/or condemnation proceeds payable with respect to such fire, casualty or loss or terminate this Agreement.

     7.13 Due Diligence Review. The Buyer shall have completed a due diligence review of the Business, the results of which review are reasonably satisfactory to the Buyer. Such due diligence review shall include, without limitation, review and acceptance of the disclosure Schedules to be attached hereto at or prior to the Closing.

     7.14 Non-Competition and Non-Disclosure Agreement. The Buyer and each of Mark Darlow and Sheldon Darlow shall have entered into non-competition and non-disclosure agreements in the form attached hereto as Exhibit H (the "Non-Competition Agreements").

     7.15 Employment Agreements. Each of Mark Darlow and Sheldon Darlow shall have entered into Employment Agreements with the Buyer in the forms attached hereto as Exhibits I-1 and I-2, respectively (the "Employment Agreements").

     7.16 Closing Deliveries. The Buyer shall have received at or prior to the Closing each of the following documents:

          (a) a bill of sale substantially in the form attached hereto as Exhibit A, executed by the Seller;

          (b) such instruments of conveyance, assignment and transfer, and motor vehicle transfers and safety inspection certificates, if any, in form and substance reasonably satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good and marketable title to the Assets other than the Intangible Property and the Real Estate;

          (c) such instruments of conveyance, assignment and transfer in form and substance reasonably satisfactory to the Buyer and in a form appropriate to file, if required, with the United States Office of Patents and Trademarks, sufficient to convey, transfer and assign to, and to vest in, the Buyer, good and marketable title to the Intangible Property;

          (d) such deeds and instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good, clear, record, marketable and insurable title to the Real Estate, subject only to the Permitted Exceptions;

          (e) such instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, the Seller's right, title and interest in and to all intangible personal property interests comprising or necessary for the use of the Real Estate for the purposes contemplated hereby, including but not limited to Seller's interest in (i) any proceeds under any insurance policies or condemnation proceeds affecting any portion of the Real Estate, (ii) all permits, variances and other governmental approvals and consents (if any) relating to the Real Estate, and (iii) all contracts and agreements affecting the Real Estate which Buyer elects to assume in writing, free and clear of all liens and encumbrances;

          (f) such instruments necessary for the operation and sale of all or any portion of the Real Estate as a condominium, including, but not limited to, a declaration of condominium, public offering statement, articles of incorporation, by-laws and rules and regulations of a condominium association, a management agreement, the contracts of sale and deed forms to be used in connection with the sale and purchase of the Real Estate and all other documents as required by Article 9-B of the New York Real Property Law and all amendments, modifications or replacements thereof, or regulations with respect thereto, now or hereafter enacted and otherwise, relating in whole or in part to the imposition of a condominium regime upon the Real Estate or to the regulation, management or administration of the condominium regime after such imposition.

          (g) all technical data, formulations, product literature and other documentation relating to the Seller's business, all in form and substance reasonably satisfactory to the Buyer;

          (h) such contracts, files and other data and documents pertaining to the Assets or the Business as the Buyer may reasonably request;

          (i) copies of the general ledgers and books of account of the Seller related to the Business, and all federal, state, local and foreign income, franchise, capital, property and other tax returns filed by the Seller with respect to the Assets since January 1, 1995.

          (j) such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in Section 7 as the Buyer shall reasonably request;

          (k) certificate of the Secretary of the Seller attesting to the incumbency of the Seller's officers, respectively, and the authenticity of the resolutions authorizing the transactions contemplated by the Agreement;

          (l) estoppel certificates from each lessor under the Leases set forth in Schedule 2.9(b) attached hereto (i) consenting to the assignment of such Lease to the Buyer; (ii) representing that there are no outstanding claims against the Seller under any such Lease, and no outstanding defaults or events which, with the passage of time, may become defaults; (iii) specifying the commencement and termination dates under the Lease; and (iv) providing that any purchase right, purchase option, right of first refusal, renewal right or other similar provision is enforceable by the Buyer and specifying the rental rates under the Lease and any other matters that Buyer may reasonably require;

          (m)  the schedules listed in Section 7.10;

          (n) a certificate of the Seller stating that the Seller has not received any notice of noncompliance with respect to any federal environmental, occupational, workplace disclosure or right to know laws;

          (o) a title policy or policies (together, the "Title Policy") from one or more title companies reasonably acceptable to the Buyer (the "Title Insurer"), in form and substance reasonably satisfactory to the Buyer covering the Real Estate;

          (p) such estoppel certificates as the Title Insurer may require in order to issue the Title Policy, and such affidavits executed by the Seller as the Title Insurer may reasonably require in order to omit from the Title Policy all exceptions for (i) judgments or other returns against persons or entitles whose names are the same as or similar to the Seller; (ii) all parties in possession other than under rights to possession granted under the Leases; and (iii) mechanics' liens;

          (q) a survey of the Real Estate prepared by registered land surveyors, adequate to cause the "survey exception" to be removed from, and affirmative insurance regarding survey matters to be included in, the Title Policy. Such survey, the cost of which shall be borne by the Buyer, shall contain a certificate dated within 15 days of the Closing Date addressed to Buyer and its title insurance company;

          (r) the originals, if in Seller's possession, of all building permits, certificates of occupancy, and other governmental licenses, permits and approvals, and all plans and specifications relating to the Real Estate not previously delivered to the Buyer;

          (s) the Employment Agreements executed by Mark Darlow and Sheldon Darlow;

          (t)  the Non-Competition Agreements;

          (u)  the Opinion of Seller's Counsel;

          (v) the Amendment of the Articles of Incorporation of the Seller to discontinue the use of the name "Cardinal Communications Group, Inc." and to file any instruments as may be necessary with any governmental authority to change their corporate names and foreign qualifications;

          (w) any and all forms required by the New York [Employment Security Commission];

          (x)  the Escrow Agreement;

          (y) such other documents, instruments or certificates as the Buyer may reasonably request in order to evidence the accuracy of the Selling Parties' representations or compliance by Seller with its covenants hereunder.

     7.17 Seller's Employees. Seller shall use its good faith efforts in order that certain of key technical and sales employees of the Seller shall agree to employment by the Buyer effective as of the Closing Date on terms and conditions reasonably satisfactory to the Buyer.

     8.   Conditions to Obligations of the Seller

          The obligations of the Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Seller:

     8.1 Continued Truth of Representations and Warranties of the Buyer and Unidigital; Compliance with Covenants and Obligations. The representations and warranties of the Buyer and Unidigital in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Seller. The Buyer and Unidigital shall have performed and complied with all covenants required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date. In the event of any material misrepresentation, the Buyer's primary remedy shall be to recoup economic losses from the Selliing Parties prior to exercising any other remedies at law or in equity.

     8.2 Corporate Proceedings. All corporate, legal and other proceedings required to be taken on the part of the Buyer and Unidigital to authorize or carry out this Agreement shall have been taken.

     8.3 Approvals. All other governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer and Unidigital of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

     8.4 Consents of Lenders, Lessors and Other Third Parties. The Buyer and Unidigital shall have received all requisite and material consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer and Unidigital to consummate the transactions contemplated by this Agreement, including but not limited to those set forth on Schedule 3.2 attached hereto.

     8.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets or would affect the right of the Buyer to acquire the Assets or for Unidigital to guarantee the obligations of the Buyer.

     8.6 Closing Deliveries. The Seller shall have received at or prior to the Closing each of the following documents:

          (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Seller shall reasonably request;

          (b) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

          (c) such certificates of Unidigital's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Seller may reasonably request;

          (d) a certificate of the Secretary of Unidigital attesting to the incumbency of Unidigital's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

          (e) Instrument of Assumption executed by the Buyer and accepted by the Seller;

          (f)  payment of the Purchase Price;

          (g) the Non-Competition Agreement and the Employment Agreements, executed by the Buyer;

          (h) a Guaranty substantially in the form attached hereto as Exhibit J executed by Unidigital; and

          (i) such other documents, instruments or certificates as the Seller may reasonably request.

     9.   Post-Closing Agreements

          The parties agree that from and after the Closing Date:

     9.1  Proprietary Information.

          (a) The Seller shall hold in confidence, and use its best efforts to have all officers, shareholders, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the Business, and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller or by any other persons who have agreed not to disclose, publish or make use of such information.

          (b)  The Seller agrees that the remedy at law for any breach of this
Section 9.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 9.1.

     9.2 No Solicitation or Hiring of Former Employees. Except as provided by law or with the written consent of Buyer, for a period of three years after the Closing Date, the Seller and any persons or entities, that are not natural persons, that directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, the Seller (the "Corporate Affiliates"), shall not solicit any person who was a Seller's Employee on the Closing Date, and has been employed, and not terminated without cause, by the Buyer or Unidigital, to terminate his employment with the Buyer or Unidigital or to become an employee of the Seller or its Corporate Affiliates or hire any person who was such an employee on the date hereof or on the Closing Date to engage in, manage, operate, be connected with or acquire any interest in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal director, shareholder, lender or otherwise, any business competitive with the business of Seller, the Buyer or Unidigital as conducted on the date hereof or on the Closing Date (a "Competitive Business").

     9.3  Non-Competition Agreement.

          (a) For a period of five (5) years after the Closing Date, neither the Seller nor any Corporate Affiliate thereof shall directly or indirectly
(i) manufacture, market or sell any product which has the same or substantially the same function and primary application as any existing or proposed product manufactured by the Seller on or prior to the Closing Date or
(ii) engage in, manage, operate, be connected with or acquire any interest in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, director, shareholder, lender or otherwise, any Competitive Business, within a radius of one hundred (100) miles from each of the places in which the Seller, the Buyer or Unidigital conducted business during the two years prior to the Closing Date.

          (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 9.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision. If the Seller or any Corporate Affiliate shall violate this Section 9.3, the duration of this Section 9.3 automatically shall be extended as against such violating party for a period equal to the period during which such party shall have been in violation of this Section 9.3. The covenants contained in this
Section 9.3 are deemed to be material and the Buyer is entering into this Agreement relying on such covenants.

     9.4 Sharing of Data. The Seller and/or its representatives shall have the right for a period of seven years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business of the Seller prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

     9.5 Cooperation in Litigation. Each party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement and except as otherwise expressly provided herein). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

     9.6  Administration of Accounts Receivable and Accounts Payable.

          (a) Except as otherwise provided for herein, the parties hereby agree that, from and after the Closing Date, the parties shall be jointly responsible for the administration of the Accounts Receivable and the Buyer shall be solely responsible for the administration of the Accounts Payable. The Selling Parties hereby agree to assist the Buyer, in good faith, in such respects as the Buyer may reasonably request, in the Buyer's efforts to collect the Accounts Receivable. Such assistance may include soliciting account debtors and their billing representatives and taking other actions consistent with the Seller's past collection practices, including, without limitation, litigation; provided, however, that no litigation to collect any Accounts Receivable shall be commenced by the Selling Parties without the prior written consent of the Buyer, which consent shall not be unreasonably withheld. It is understood and agreed that the Buyer shall pay the Accounts Payable only out of the cash collected from the Accounts Receivable. To the extent the amount of the Accounts Receivable collected (less any amounts payable to the Buyer pursuant to Section 9.6(c) hereof) exceed the amount of the Accounts Payable, such excess shall be paid to the Seller by the Buyer.
To the extent the amount of the Accounts Receivable collected is less than the amount of the Accounts Payable, the Seller shall be solely responsible for the payment of such shortfall.

          (b) Notwithstanding the foregoing, Buyer hereby agrees to pay Selling Parties' professional fees and [LIST OTHER PRIORITY CREDITORS], prior to paying any other Accounts Payable then outstanding, provided, however, that Buyer shall not be responsible for any payments owed to such creditors if the Accounts Receivable collected are insufficient to make such payments.

          (c) For a period of six months following the Closing Date, in the event that sales of the Business are less than $500,000 in any given month, the Buyer shall be entitled to retain Accounts Receivable collected for its own account to the extent such sales of the Business are less than $500,000. Such amounts shall be pro rated to account for any partial month. The parties understand and agree that any Accounts Receivable collected by the Buyer shall be used to satisfy any shortfall under this Section 9.6(c) before the payment of any outstanding Accounts Payable under Sections 9.6(a) or (b). The parties hereto agree that both Accounts Receivable and the Accounts Payable shall be pro rated between the parties to determine pre-Closing and post-Closing Accounts Receivable and Accounts Payable.

          (d)  Notwithstanding the preceding:

               (i) If any account has been inactive for at least 90 days, Seller can avail itself of any form of collection without the consent of Buyer;

               (ii) Regarding any active account, Buyer and Seller shall use good faith in jointly determining the methods by which Seller can collect Accounts Receivable; and

               (iii) Seller may compromise any Accounts Receivable without obtaining Buyer's consent, but shall inform Buyer of such compromise, as soon as reasonably practicable.

     9.7  Sale of the Real Estate.

          (a) In the event the Buyer sells, assigns, conveys or otherwise transfers or enters into any contract to sell, assign, convey or otherwise transfer, all or any portion of the Real Estate within five (5) years from the Closing Date, Buyer shall distribute 50% of any profits earned on such transfer to the Shareholders; provided, however, that Buyer shall have no obligation to distribute any such profits to the Shareholders if, at the time of such proposed distribution, the Buyer is operating at a net loss, as determined in accordance with United States generally accepted accounting principles, as in effect at the time of such proposed distribution.

          (b) A profit shall be deemed to have been earned by Buyer on the sale of such Real Estate if the purchase price paid to the Buyer for such Real Estate (less expenses incurred by the Buyer in connection with such transfer) exceeds the value assigned to such Real Estate as set forth on Schedule 2.20.

     9.8 Earning Payments to the Shareholders. For a period of five (5) years after the Closing Date, each of the Shareholders shall be entitled to receive an annual bonus equal to 20% of the amount by which net income of the Business exceeds $500,000 up to an amount not exceeding $1,500,000. Such bonus shall be payable to the Shareholders prior to the 105th day after the last day of each fiscal year and shall be apportioned as follows: (i) 50% of such bonus shall be payable in Unidigital Stock and (ii) 50% of such bonus shall be payable in cash.

     9.9 Release of Personal Guaranties. The Buyer shall use its best efforts to obtain the release of all personal guaranties of the Shareholders of the indebtedness, leases and other obligations set forth on Schedule 9.9.

     10.  Indemnification and Reimbursement

     10.1 Indemnification. The Selling Parties shall indemnify, defend and hold harmless the Buyer and any parent, subsidiary or affiliate thereof and all directors, officers, employees, agents and consultants of each of the foregoing (collectively, the "Buyer Group") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities (whether absolute, accrued, contingent or otherwise), costs and expenses, including but not limited to, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, imposed upon or incurred by the Buyer Group or any member thereof, directly or indirectly, by reason of or resulting from or relating to any of the following (but in any event excluding the Assumed Liabilities):

          (a)  liability and obligation of the Selling Parties;

          (b) misrepresentation or breach of warranty or covenant or agreement by the Selling Parties made or contained in this Agreement or in any certificate or other instrument furnished or to be furnished to the Buyer under this Agreement;

          (c) failure to comply with any bulk sales or similar laws applicable to the transactions contemplated hereby; and

          (d) litigation or other claim arising from acts, failures to act or events which occurred prior to the Closing Date including, without limitation, the remediation of environmental conditions attributable to the conduct of the Business at the manufacturing facility in New York, New York prior to the Closing Date and claims for product failure or defect (including but not limited to claims for personal injury, property damages and breach of warranty) which relate to any product manufactured or sold prior to the Closing Date.

     10.2 CERCLA. Nothing contained in this Agreement shall be deemed a waiver of the right of the Buyer to maintain a private party cost recovery action under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.

     10.3 Notice and Defense of Claims. The Seller's obligations and liabilities hereunder with respect to claims resulting from the assertion of liability by the Buyer or third parties shall be subject to the following terms and conditions:

          (a) Notice. The Buyer shall give prompt written notice to the Seller of any claim or event known to it which does or may give rise to a claim by the Buyer against the Seller for which the Buyer believes it is entitled to indemnification pursuant to Section 10 of this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent known, and in the case of any claim, action, suit or proceeding brought by any third party, a copy of any claim, process or legal pleadings with respect thereto promptly after any such documents are received by the indemnified party. Such notice shall be given in accordance with Section 13 hereof.

          (b)  Third Party Claims or Actions.

               (i) In the event any claim, action, suit or proceeding is made or brought by any third party against the Buyer, with respect to which the Seller may have liability for Damages under Section 10 of this Agreement, the Seller shall, at its own expense, be entitled to participate in and, to the extent that it shall wish, jointly and with any other indemnifying party, to assume the defense, with independent counsel reasonably satisfactory to the Buyer, provided that in assuming the defense of any such third party claim, action, suit or proceeding, the Seller acknowledges in writing to the Buyer that the Seller shall thereafter be liable for any Damage with respect to such claim, action, suit or proceeding.

               (ii) If the Seller elects to assume control of such defense or settlement, it shall conduct such defense or settlement in a manner reasonably satisfactory and effective to protect the Buyer fully; such company and its counsel will keep the Buyer fully advised as to its conduct of such defense or settlement, and no compromise or settlement shall be agreed or made without the written consent of the Buyer, which consent shall not be unreasonably withheld. In any case, the Buyer shall have the right to employ its own counsel and such counsel may participate in such action, but the fees and expenses of such counsel shall be at the expense of the Buyer, when and as incurred, unless (A) the employment of counsel by the Buyer has been authorized in writing by the Seller, (B) the Buyer shall have reasonably concluded that there may be a conflict of interest between the Seller and the Buyer in the conduct of the defense of such action, (C) the Seller shall not in fact have employed independent counsel reasonably satisfactory to the Buyer to assume the defense of such action and shall have been so notified by the Buyer,
                       (D) the Buyer shall have reasonably concluded and specifically notified the Seller either that there may be specific defenses available to it which are different from or additional to those available to it or that such claim, action, suit or proceeding involves or could have a material adverse effect upon it beyond the financial resources of the Seller or the scope of this Agreement, or (E) the Seller fails to conduct such defense or settlement in a manner reasonably satisfactory to protect the Buyer fully. If clause
                       (B), (C), (D) or (E) of the preceding sentence shall be applicable, then counsel for the Buyer shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Buyer and the reasonable fees and disbursements of such counsel shall constitute Damages hereunder.

               (iii) If the Seller does not elect to assume the defense of any such claim, or if it fails to conduct said defense or settlement in a manner reasonably satisfactory to protect the Buyer fully, the Buyer may engage independent counsel selected by the Buyer to assume the defense and may contest, pay, settle or compromise any such claim on such terms and conditions as the indemnified party may determine. The reasonable fees and disbursements of such counsel shall constitute Damages hereunder.

               (iv) The Buyer and the Seller, as the case may be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof whether or not such party is represented by its own counsel.

     10.4 Cooperation. The parties hereto agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party. Where counsel has been selected by the Seller or by the Buyer pursuant to Section 10.3, the Seller or the Buyer, as the case may be, shall be entitled to rely upon the advice of such counsel in the conduct of the defense.

     10.5 Confidentiality. The parties agree to cooperate in such a manner as to preserve in full the confidentiality of all confidential business records and the attorney-client and work-product privileges. In connection therewith, each party agrees that (a) it will use its best efforts, in any action, suit or proceeding in which it has assumed or participated in the defense, to avoid production of confidential business records and (b) all communications between any party hereto and counsel responsible for or participating in the defense of any action, suit or proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

     11.  Termination of Agreement

     11.1 Termination by Lapse of Time. This Agreement shall terminate if the transactions contemplated hereby have not been consummated by 5:00 p.m., Eastern standard time, on August 9, 1996, unless such date is extended by the written consent of all of the parties hereto.

     11.2 Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Seller under this Agreement and the Seller shall have no further obligation or liability to the Buyer under this Agreement.

     11.3 Termination by Reason of Breach.

          (a) This Agreement may be terminated by the Seller if at any time prior to the Closing there shall occur (i) a material breach of any of the representations, warranties or covenants of the Buyer contained in Section 3,
(ii) the material failure by the Buyer to perform any condition or obligation contained in Sections 8.1, 8.2, or 8.6, or (iii) the failure of the Buyer to use its best efforts to perform the conditions or obligations contained in Sections 8.3, 8.4, or 8.5.

          (b) This Agreement may be terminated by the Buyer if at any time prior to the Closing there shall occur (i) a material breach of any of the representations, warranties, covenants or obligations of the Seller contained in Sections 2 or 5, (ii) the material failure of the Seller to perform any condition or any obligation contained in Sections 7.1, 7.2, 7.7, 7.8, 7.9, 7.10, 7.13 or 7.14 or (iii) the failure of the Seller to use its best efforts to perform the conditions or obligations contained in Sections 7.3, 7.4 or 7.5.

          (c) This Agreement may be terminated by the Seller if at any time prior to the Closing there shall occur any failure of any condition or obligation contained in Section 11.3(a)(iii) above which the Buyer has used its best efforts to satisfy, and may be terminated by the Buyer if at any time prior to the Closing there shall occur any failure of any condition or obligation enumerated in Section 11.3(b)(iii) above which the Seller has used its best efforts to satisfy, at any time that satisfaction of such condition is required.

     12.  Transfer and Sales Tax

          The Buyer shall be responsible for and pay all filing and recording taxes and fees, and all sales, use and transfer taxes and fees, if any, upon the sale and transfer of the Assets hereunder.

     13.  Notices

          Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecommunications) and delivered personally or sent by telex, telecopy or other wire transmission (with request for assurance in a manner typical with respect to communications of that type), federal express or other overnight air courier (postage prepaid), registered or certified mail (postage prepaid with return receipt requested), addressed as follows or to such other address of which the parties may have given notice:

     To the Seller:    Cardinal Communications Group, Inc.
                       545 West 45th Street
                       New York, New York  10036
                       Attn:  Mr. Mark Darlow
                       Tel. No.:  (212) 489-1717
                       Fax No.:  (212) 313-1849

     With a copy to:   Philip N. Rotgin, P.C.
                       The Empire State Building
                       350 Fifth Avenue
                       Suite 5402
                       New York, New York 10118
                       Attn:  Philip N. Rotgin, Esq.
                       Tel. No.:  (212) 239-7550
                       Fax No.:  (212) 465-2341

     To the Buyer:     Unidigital Inc.
                       20 West 20th Street
                       New York, New York  10011
                       Attn:  Mr. William E. Dye
                       Tel. No.:  (212) 337-0330
                       Fax No.:  (212) 727-3151

     With a copy to:   Buchanan Ingersoll
                       500 College Road East
                       Princeton, New Jersey  08540
                       Attn:  David J. Sorin, Esq.
                       Tel. No.:  (609) 987-6801
                       Fax No.:  (609) 520-0360

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally or by wire transmission; (b) on the next business day after mailing or deposit with an overnight air courier; or
(c) five business days after being sent, if sent by registered or certified mail.

     14.  Successors and Assigns

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Seller nor the Buyer may assign all or a portion of its rights and obligations hereunder without the prior written consent of the other party, except that the Buyer may assign all or a portion of its rights and obligations hereunder to an Affiliate of Buyer, provided that Buyer shall remain liable for the performance of the Buyer's obligations under this Agreement. Any assignment in contravention of this provision shall be void.

     15.  Entire Agreement; Amendments; Attachments

          (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties except as expressly provided herein. The Buyer and the Seller, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller.

          (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     16.  Expenses

          Except as otherwise expressly provided herein, the Buyer and the Seller shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

     17.  Legal Fees

          In the event that legal proceedings are commenced by the Buyer against the Seller, or by the Seller against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     18.  Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of laws rules or principles.

     19.  Section Headings

          The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     20.  Severability

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     21.  Counterparts

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     22.  Currency

          Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States funds.

     23.  Ambiguity in Drafting

          Each party shall have been deemed to have participated equally in the drafting of this Agreement and the agreements contemplated hereby and any ambiguity in any such contracts shall not be construed against any purported author thereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


(Corporate Seal)         SELLER:

ATTEST:                  CARDINAL COMMUNICATIONS GROUP, INC.


                         By: /s/ Sheldon Darlow
- ----------------------      -----------------------------
Secretary                   Name:  Sheldon Darlow
                            Title: President


ATTEST:                  C-MAX GRAPHICS, INC.


                         By: /s/ Mark Darlow
- ----------------------      -----------------------------
Secretary                   Name:  Mark Darlow
                            Title: President

                         BUYER:

ATTEST:                  UNIDIGITAL/CARDINAL CORPORATION


                         By: /s/ William E. Dye
- ----------------------      -----------------------------
Secretary                   Name:  William E. Dye
                            Title: President


ATTEST:                  UNIDIGITAL INC.


                         By: /s/ William E. Dye
- ----------------------      -----------------------------
Secretary                   Name:  William E. Dye
                            Title: President and Chief Executive Officer


                         SHAREHOLDERS:


                         /s/ Mark Darlow
                         --------------------------------
                         Mark Darlow

                         /s/ Sheldon Darlow
                         --------------------------------
                         Sheldon Darlow

'                     BASIC TERMS OF EMPLOYMENT AGREEMENTS


                                             Mark Darlow                                Sheldon Darlow
                                             -----------                               ---------------
Term                                           5 years                                     2 years

Salary                           $160,000 - minimum CPI increase for         $104,000 - minimum CPI increase for
                                 NY/Metro Area, plus possible other              NY/Metro Area, plus possible
                                      increases - discretionary                other increases - discretionary

Certain Fringe Benefits                $750/mo. car allowance                              -------

                                          Health Insurance                             Health Insurance

Vacation                                       4 weeks                                     4 weeks

Other Benefits                       Same as other Senior Mgmt.                   Same as other Senior Mgmt.